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                                                                    EXHIBIT 10.1


                             STOCKHOLDERS AGREEMENT

               This STOCKHOLDERS AGREEMENT ("Agreement"), dated as of January 28, 1999, is among New World Pasta Company, a Delaware corporation (the "Company"), New World Pasta, LLC, a Delaware limited liability company ("New World"), Miller Pasta, LLC, a Delaware limited liability company ("Miller Pasta"), and Hershey Chocolate & Confectionery Corporation, a Delaware corporation ("Hershey") (each of New World, Miller Pasta and Hershey being referred to herein as a "Stockholder" and collectively being referred to herein as the "Stockholders"), and, solely for purposes of Sections 2.02(c) and 4.01(c) hereof, the Miller Pasta Controlling Members (as defined herein).

                               W I T N E S S E T H

               WHEREAS, Hershey, the Company, New World and certain other entities have entered into a Recapitalization Agreement dated as of December 15, 1998, as amended (the "Recapitalization Agreement");

               WHEREAS, pursuant to the Recapitalization Agreement, prior to or at the closing on the date of this Agreement of the transactions contemplated thereby, Hershey has, among other things, (i) transferred, or caused to be transferred, certain assets, subject to certain liabilities, to the Company and
(ii) caused the Company to be recapitalized (collectively, the "Transactions"), all in accordance with the terms and conditions set forth in the Recapitalization Agreement;

               WHEREAS, as a result of the Transactions, each Stockholder owns
(i) the number of shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") set forth in column A opposite such Stockholder's name on Exhibit B hereto and (ii) the number of shares of 12% Cumulative, Redeemable Preferred Stock par value $.01 per share, of the Company ("Company Preferred Stock") set forth in column B opposite such Stockholder's name on Exhibit B hereto; and

               WHEREAS, in connection with the Transactions, the Company and each Stockholder desire to enter into this Agreement, all in accordance with the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions

               For purposes of this Agreement, the following capitalized terms shall have the following meanings:

                      (a) "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

                      (b) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

                      (c) "Credit Agreement" shall mean the Credit Agreement dated as of January 28, 1999 (the "Initial Credit Agreement") among the Company as borrower, various financial institutions as lenders, certain financial institutions as co-agents, Morgan Stanley Senior Funding, Inc. as syndication agent and The Bank of Nova Scotia, as amended, modified, supplemented, refunded, refinanced, restructured, renewed, repaid, restated, substituted or replaced from time to time (whether in whole or in part), including, without limitation, any other credit agreement providing for revolving credit loans, term loans and/or letters of credit between the Company and one or more lenders and agents (whether with the original lenders and agents under the Initial Credit Agreement or otherwise).

                      (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                      (e) "Initial Public Offering" shall mean (i) the first registration statement filed under the Securities Act (other than (A) a registration statement filed on Form S-4 or any successor form or (B) a registration statement filed on Form S-8 or any successor form) with respect to an underwritten offering, whether primary or secondary, of shares of Company Common Stock is declared effective by the Commission and (ii) any such securities so registered are issued and sold pursuant thereto.

                      (f) "Market Value" shall mean the average of the closing sale prices of the Company Common Stock (as reported on the principal national securities exchange on which the Company Common Stock is then listed, which for these purposes includes the Nasdaq Stock Market) during each of the five (5) consecutive trading days ending on the trading day immediately prior to the date of any Demand.


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                      (g) "Permitted Transferee" shall mean, with respect to any
Person: (i) any descendant of such Stockholder; (ii) the Company; (iii) in the case of any such Person that is a partnership, limited liability company, corporation or trust, the partners of a partnership that is such Person, the members of a limited liability company that is such Person, the stockholders of a corporation that is such Person, the beneficiaries of a trust that is such Person, or a successor partnership all of the partners of which, or a successor limited liability company all of the members of which, or a successor corporation all of the stockholders of which, are the Persons who were the partners of such partnership, members of such limited liability company, or the stockholders of such corporation or the beneficiaries of such trust, immediately prior to the distribution by such Person; (iv) a transferee by testamentary or intestate disposition; (v) a transferee by inter vivos transfer to the transferring Person's spouse, children and/or other lineal descendants or any trusts or limited partnerships or other entities established solely for the benefit of such Persons; (vi) a successor nominee or trustee for the beneficial owner for which such Person acts as nominee or trustee, as the case may be;
(vii) the lenders (or any agent acting on their behalf) under the Credit Agreement pursuant to a pledge of the Stockholder's Shares to secure the Company's obligations in connection with the Credit Agreement and, after foreclosure thereon by such lenders (or agent), any transferee or transferees of such lenders (or agent); (viii) subject to New World's consent (which shall not be unreasonably withheld or delayed), any Affiliate of such Person, which such Person controls; or (ix) solely with respect to Hershey, Hershey Foods Corporation, a Pennsylvania corporation ("HFC"), and any one or more controlled subsidiaries of HFC.

                      (h) "Person" shall mean any individual, firm, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

                      (i) "Registrable Securities" shall mean (i) the shares of Company Common Stock owned by each Stockholder on the date hereof, as set forth opposite each Stockholder's name on Exhibit B hereto, and (ii) all additional shares of Company Common Stock acquired by each such Stockholder (and, in the case of Miller Pasta, the members of such Stockholder who are officers or directors of the Company) after the date hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act or (iii) such securities are transferred under circumstances in which all legends borne by the certificates for such securities relating to restrictions on transferability thereof, whether under the Securities Act or otherwise, are removed by the Company.


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                      (j) "Requisite Amount" shall mean Registrable Securities
having an aggregate Market Value as of the date of any Demand (as hereinafter defined) of at least $2.5 million.

                      (k) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                      (l) "Shares" shall mean the shares of Company Common Stock and Company Preferred Stock owned by each Stockholder on the date hereof, as set forth opposite each such Stockholder's name on Exhibit B hereto, and all additional shares of Company Common Stock and Company Preferred Stock acquired by any Stockholder (and, in the case of Miller Pasta, the members of such Stockholder who are officers or directors of the Company) after the date hereof.

                      (m) "Transfer" shall mean any voluntary or involuntary attempt, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Shares, or the consummation of any such transaction, or the soliciting of any offer to purchase or otherwise acquire, or take a pledge of, any of the Shares, other than hedging or other derivative transactions that hedge or otherwise relate to investment risks in respect of any of the Shares.


                                   ARTICLE II

                Representations and Warranties; Certain Covenants

Section 2.01 Representations and Warranties of the Company.

               The Company represents and warrants to each Stockholder, as of the date hereof, as follows:

                      (a) Corporate Authority. The Company has full power and authority to execute, deliver and perform this Agreement;

                      (b) Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of


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specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                      (c) No Conflict. The execution, delivery and performance of this Agreement by the Company do not violate or conflict with or constitute a default under (i) the Company's certificate of incorporation or by-laws, (ii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, of any governmental entity applicable to the Company or (iii) any material agreement to which it is a party or by which it or its property is bound;

                      (d) Registration Rights. Except as provided herein, no other party is entitled to any registration or similar right with respect to any securities of the Company; and

                      (e) Voting Agreements. Except as set forth herein, the Company is not aware of any voting trust, voting agreement or arrangement with respect to any of its voting securities.

Section 2.02 Representations and Warranties of the Stockholders and Members.

                      (a) Each Stockholder individually represents and warrants to each other Stockholder and the Company as follows:

                             (i) Corporate Authority. The Stockholder has full
power, capacity and authority to execute, deliver and perform this Agreement;

                             (ii) Due Authorization. This Agreement has been
duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (A) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (C) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and

                             (iii) No Conflict. The execution, delivery and
performance of this Agreement by the Stockholder do not violate or conflict with or constitute a default under (A) the Stockholder's organizational documents,
(B) any judgment, order or decree or statute,


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law, ordinance, rule or regulation of any governmental entity applicable to the
Stockholder, or (C) any material agreement to which it is a party or by which it or its property is bound.

                      (b) Miller Pasta represents and warrants to each other Stockholder and the Company that, as of the date hereof, other than those Persons listed on Exhibit A, no other Person, whether directly or indirectly, is a member of, or owns any equity interest in, Miller Pasta, or any right that is exercisable for, convertible into or exchangeable for any such interest, or has any right, whether direct or indirect, to become such a member or acquire any such interest or right.

                      (c) Each Miller Pasta Controlling Member individually represents and warrants to each Stockholder, the Company and each other such member, as of the date hereof, as follows:

                             (i) Authority. Such member has full power, capacity
and authority to execute, deliver and perform this Agreement;

                             (ii) Due Authorization. This Agreement has been
duly and validly authorized, executed and delivered by such member and constitutes a valid and binding obligation of, enforceable against such member in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and

                             (iii) No Conflict. The execution, delivery and
performance of this Agreement by such member do not violate or conflict with or constitute a default under (A) any judgment, order or decree or statute, law, ordinance, rule or regulation of any governmental entity applicable to such member, or (B) any material agreement to which he or it is a party or by which he or it or his or its property is bound.

Section 2.03   Covenants.

               The Company covenants to each Stockholder that it will from and after the Initial Public Offering, timely file all reports required to be filed by it under the Exchange Act, and if at any time the Company is not required to file such reports, it will take such further action as a Stockholder may reasonably require, including, without limitation, supply and make publicly


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available any other information in the possession of or reasonably obtainable by the Company, with the purpose of allowing such holder to avail itself of Rule
144 of the Securities Act or any other rule or regulation of the Commission allowing it to sell securities without registration under the Securities Act. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to its compliance with such filing requirements.


                                   ARTICLE III

                               Board of Directors

Section 3.01   Composition.

                      (a) Members. Each Stockholder (other than Hershey) shall use its best efforts to cause the Board initially to consist of seven (7) members, of which: (i) four (4) members shall be designees of New World ("New World Directors"); (ii) two (2) members shall be designees of Miller Pasta, who shall initially be John C. Miller and Michael L. Snow (the "Miller Pasta Directors"); and (iii) one (1) member shall be the Chief Executive Officer of the Company, who shall initially be C. Mickey Skinner. During the Term of this Agreement, the number of directors may be increased with the Board having authority to appoint individuals to fill such new director positions; provided, however, that such additional directors, including any successors thereof, shall be appointed by a majority of both the New World Directors and the Miller Pasta Directors, voting separately; and provided further that (i) notwithstanding any provision hereof to the contrary, C. Mickey Skinner shall have the right to serve as a director of the Company through the fifth anniversary of the date of this Agreement and (ii) directors designated solely by New World, including the New World Directors, shall at all times during the Term constitute a majority of the Board. During the term of this Agreement and subject to the fiduciary duties of the Board, the Company shall use its best efforts and shall exercise all authority under applicable law to nominate for election and cause to be elected or appointed, as the case may be, as directors of the Company a slate of directors consisting of individuals meeting the requirements of the previous sentence.

                      (b) Compensation Committee. The Board shall establish a compensation committee of the Board (the "Compensation Committee") which shall consist of no less than one Miller Pasta Director. Initially, Mr. Snow shall serve as a member of the Compensation Committee.


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                      (c) Removal. No Stockholder (other than Hershey) shall
take any action to cause the removal of any director designated by any other Stockholder hereunder other than for cause (as determined by a court of competent jurisdiction).

                      (d) Vacancies. If at any time a vacancy is created on the Board by reason of the death, removal or resignation of any director who was nominated and elected as a director pursuant to Section 3.01(a) above or this
Section 3.01(d), the Stockholders (other than Hershey) shall, as soon as practicable, vote their shares of Company Common Stock or act by written consent with respect to such Shares to elect the Person designated to fill such vacancy or vacancies by the Stockholder who designated such former director to fill such vacancy for the unexpired term of the director whom such Person is replacing. The majority of the directors then comprising the Board shall have the right to designate nominees to be elected to the Board for any available directorship as to which no Stockholder has the right to designate a nominee pursuant to Section 3.01(a) hereof.

                      (e) Decrease in Shares Held. Notwithstanding anything to the contrary in this Section 3.01, in the event that any Stockholder entitled pursuant to Section 3.01(a) to designate one or more individuals for nomination and election to the Board shall, together with its Affiliates, cease to own at least 25% of the Shares owned by such Stockholder on the date hereof, subject to
Section 7.13 hereof, such Stockholder shall no longer have any right pursuant to this Agreement to designate any nominee for election to the Board.

                      (f) Voting Agreement. Each Stockholder (other than Hershey) agrees that, during the Term of this Agreement, (i) it will be present, in person or represented by proxy, at all stockholder meetings of the Company for the election of directors, so that all shares of Company Common Stock beneficially owned by it shall be counted for the purpose of determining the presence of a quorum for the election of directors at such meetings and (ii) it shall vote, or act by consent with respect to, all shares of Company Common Stock beneficially owned by it for the election of the nominees for the Board nominated by the Board so long as such nominees consist of individuals meeting the requirements of this Section 3.01. Except as specifically set forth in this
Section 3.01, each Stockholder shall be entitled to vote its shares of Company Common Stock on all other matters as it deems fit.

                      (g) Consultation. New World shall cause the New World Directors to consult with, and provide an opportunity to participate in discussions to, the Miller Pasta Directors, with respect to all material acquisitions, dispositions, mergers, business combinations or similar transactions involving the Company or any of its subsidiaries and amendments to the Certificate of Incorporation or By-laws of the Company, prior to approving any such transaction or amendment.


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                                   ARTICLE IV

                            Restrictions on Transfer

Section 4.01   General Restrictions.

                      (a) Except as set forth in Section 4.01(b), 4.04 and 4.05 hereof, no Stockholder (other than New World) may Transfer any Shares during the Term of this Agreement except for Transfers (i) to any of its Permitted Transferees (provided, however, that prior to any Transfer of Shares, such Permitted Transferee (other than a Permitted Transferee described in clause
(vii) of the definition thereof) shall agree in writing to take such Shares subject to, and to comply with, all of the provisions of this Agreement, a copy of which agreement shall be filed with the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent), (ii) pursuant to any offer, including a tender or exchange offer, by any Person (including the Company) to purchase all of the outstanding shares of Company Common Stock, which offer has been approved by the Board, (iii) pursuant to any transaction requiring the approval of the holders of at least a majority of the shares of outstanding Company Common Stock and as to which the requisite approval of the Stockholders shall have been obtained, and (iv) at any time after 180 days following the consummation of the Initial Public Offering (the "Initial Sale Date"), (A) of shares of Company Common Stock by Miller Pasta to members of Miller Pasta, other than to Messrs. C. Mickey Skinner, John Miller and Michael Snow and Miller Milling Company (such members being collectively referred to herein as the "Miller Pasta Minority Members"), (B) of shares of Company Common Stock by the Miller Pasta Minority Members and (C) of shares of Company Common Stock by Hershey.

                      (b) (i) Notwithstanding the provisions of Section 4.01(a) hereof, following the Initial Sale Date, each of Messrs. C. Mickey Skinner, John Miller and Michael Snow and Miller Milling Company (collectively, the "Miller Pasta Controlling Members") shall be permitted to Transfer, pursuant to a registration statement filed under Article V hereof or otherwise, the following percentage of the shares of Company Common Stock indirectly owned by such Person as of the date hereof, as a result of such Person's membership interest in Miller Pasta or its members, during the time periods indicated below:



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
                                         Aggregate Percentage of Shares
                                             of Company Common Stock
                                         indirectly owned by each of the
                                        Miller Pasta Controlling Members
                                         on the date hereof that may be
              Time Period                          Transferred
              -----------                          -----------

The Initial Sale Date                                  35%
        to
the second anniversary thereof

The Initial Sale Date                                  50
        to
the sixth anniversary thereof

thereafter                                             75


                             (ii) Each Miller Pasta Controlling Member shall
provide the Company and New World with written notice of any Transfer proposed to be made pursuant to Section 4.01(b) hereof no less than five business days prior to such Transfer.

                             (iii) In addition, the Miller Pasta Controlling
Members may Transfer additional shares of Company Common Stock if approved by New World in its sole and absolute discretion.

                      (c) Each Miller Pasta Controlling Member agrees not to, and not to permit any member of Miller Pasta, as listed on Exhibit A-1, to, Transfer any equity interest in Miller Pasta, or any successor thereof (whether by merger or otherwise), during the Term of this Agreement, except for Transfers
(i) to Permitted Transferees who agree to acquire such interest subject to the provisions of this Section 4.01(c), (ii) of up to $1,400,000 of membership interests by Miller Milling Company to its employees or other representatives and (iii) in the case of the Miller Pasta Minority Members, to such other transferees as may be approved by New World, which approval may not be unreasonably withheld or delayed.

                      (d) Notwithstanding the foregoing, the restrictions on Transfer contained in this Section 4.01 shall terminate and cease to exist in the event that (i) New World is no longer controlled by any of Messrs. Paul Levy, Jeffrey Lightcap or David Ying or (ii) shares


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of Company Common Stock are distributed to the limited partners of Joseph
Littlejohn & Levy Fund III, L.P.

Section 4.02   Compliance with Securities Laws.

               Each Stockholder agrees that every Transfer of its Shares shall comply with all federal and state securities laws applicable to such transaction. At the request of the Company, the transferring Stockholder shall deliver to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the Transfer satisfies this Section 4.02.

Section 4.03   Transfers Not In Compliance.

               In the event of any purported Transfer by a Stockholder or a member of Miller Pasta, as the case may be, that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company or a member of Miller Pasta, as the case may be, for any purpose and shall not be entitled to any of the rights of a stockholder or member, as the case may be, including, without limitation, the right to vote the Shares or interests or to receive a certificate for the Shares or interests or any dividends or other distributions on or with respect to the Shares or interests.

Section 4.04   Tag-Along Rights.

                      (a) Except as provided below, if New World proposes to directly or indirectly Transfer for value any of its Shares to a Person (other than to Persons described in clause (iii) of the definition of Permitted Transferee of New World), New World shall provide each other Stockholder (each, a "Notice Recipient") and the Company with not less than twenty (20) business days' prior written notice of such proposed sale, which notice shall include all of the material terms and conditions of such proposed sale and which shall identify such Shares and such purchaser (the "Sale Notice"); and each Notice Recipient shall have the option, exercisable by written notice to New World within ten (10) business days after receipt of the Sale Notice, to require New World to arrange for such purchaser to purchase the same percentage (the "Percent age") of such Shares then owned by such Notice Recipient as the ratio of the total number of such Shares which are to be sold by New World pursuant to the proposed sale to the total number of such Shares owned by New World immediately prior to such Transfer, or any lesser amount of such Shares as such Notice Recipient shall desire, together with New World's Shares at the same time as, and upon the same terms and conditions (including all direct or indirect consideration or compensation) at which, New World sells its Shares. If a Notice Recipient shall so elect, New World shall either (a) arrange for the proposed purchaser to purchase all (or such portion as such


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Notice Recipient shall specify) of the same Percentage of such Shares then owned by such Notice Recipient at the same time as, and upon the same terms and conditions at which New World sells its Shares, including any related covenant not to compete or similar restriction, provided that, if such purchaser shall elect to purchase only such aggregate number of such Shares as originally agreed with New World, then the number of such Shares to be sold by New World and all Notice Recipients electing to participate in the proposed sale shall be reduced pro rata to such aggregate number, or (b) not effect the proposed sale to such purchaser. In the event that a Notice Recipient does not exercise its right to participate in such sale or declines to so participate, New World shall have 120 days from the date of such Sale Notice to consummate the transaction on terms substantially no more favorable than those set forth therein without being required to provide an additional Sale Notice to the other Stockholders.

                      (b) Each of the Stockholders hereby acknowledges and agrees that (i) New World and Miller Pasta may pledge all of the Shares owned by it to the Permitted Transferees described in clause (vii) of the definition of Permitted Transferees, and (ii) notwithstanding anything to the contrary contained herein, any Transfer to the Permitted Transferees described in clause
(vii) of the definition of Permitted Transferees shall be made free and clear of the provisions of this Agreement (including, without limitation, all restrictions and rights in connection with Transfers).

Section 4.05   Drag-Along Rights.

               If at any time New World proposes to directly or indirectly Transfer for value all or substantially all of its Shares to a Person (other than to Persons described in clause (iii) of the definition of Permitted Transferee or to an Affiliate of New World), New World shall have the right, upon not less than twenty (20) business days' prior written notice of such proposed sale (the "Purchase Notice"), which notice shall include all of the material terms and conditions of such proposed sale and which shall identify such Shares and the proposed purchaser, to require each other Stockholder to sell to such purchaser that number of such Shares ("Stockholder Call Shares") equal to the product, rounded down to the nearest whole number, of (a) a fraction, the numerator of which is the number of such Shares to be sold by New World and the denominator of which is the number of such Shares then owned by New World, multiplied by (b) the number of such Shares then owned by the Stockholder, or any lesser number of such Shares as New World shall desire. If New World shall so elect, New World shall arrange for such purchaser to purchase the Stockholder Call Shares at the same time as, and upon the same terms and conditions (including all direct or indirect consideration or compensation), including any related covenant not to compete or similar restriction, at which New World sells its Shares. Upon receipt of the Purchase Notice, the Stockholder shall cooperate with New World and otherwise take, or cause to be taken, all reasonable actions and do, or cause to be done, all things reason-


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
ably necessary and appropriate to so enter into, consummate and make effective the sale and purchase of the Stockholder Call Shares, together with New World's Shares. Notwithstanding any provision hereof to the contrary, from and after the date on which New World consummates a Transfer subject to this Section 4.05, (a) the Stockholder shall have no rights of a stockholder with respect to the Stockholder Call Shares sold and purchased in such transaction and (b) the Stockholder shall not seek, nor shall the Company have any obligation, to enforce any such right with respect to such Stockholder Call Shares.

Section 4.06   Effect of Notices.

               Notwithstanding any provision hereof to the contrary, the giving to any Stock holder of any Sale Notice or any Purchase Notice shall not obligate New World to consummate or effect any transaction referred to therein.


                                    ARTICLE V

                               Registration Rights

Section 5.01   Demand Registrations.

                      (a) Requests for Registration. At any time after the Initial Sale Date, subject to the conditions set forth herein (including the provisions of Article IV hereof), Stockholders (other than Hershey) holding the Requisite Amount of Registrable Securities shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"). Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered, (ii) the intended method of distribution in connection with such Demand Registration to the extent then known and (iii) the identity of each Stockholder (a "Demanding holder") requesting such Demand. Within ten (10) days after receipt of a Demand, the Company shall give written notice of such Demand to all other Stockholders and shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt by such Stockholder of the Company's notice required by this paragraph.

                      (b) Number of Demands. Each of (i) New World and (ii) Miller Pasta shall be entitled to three (3) Demand Registrations; provided, however, that any of (i) New World or (ii) Miller Pasta that is identified as a Demanding holder in any Demand Registration shall be deemed to have made a demand with respect to such Demand Registration.


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
                      (c) Satisfaction of Obligations. A registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 5.03), and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred and twenty (120) days or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement.

                      (d) Availability of Short Form Registrations. The Company shall use its best efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

                      (e) Restrictions on Demand Registrations. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than one hundred and twenty (120) days or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of
(A) a "firm commitment" underwritten registration in which all Stockholders were given "piggyback" rights pursuant to Section 5.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, each such Stockholder exercising such piggyback rights was permitted to include in such registration all of the Registrable Securities that such Stockholder sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to all Stock holders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse affect on any proposal or plan by the Company to engage in any material debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar material transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Demanding holders shall have the right to withdraw such Demand in accordance with Section
5.03 hereof.

                      (f) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the holders of ninety percent of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company)) advises the Company and the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article V, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the holders of Registrable Securities sought to be registered therein ("Demanding Sellers") are advised by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

                             (i) first, the number of Registrable Securities
sought to be registered by each Demanding Seller and Hershey, pro rata in proportion to the number of Registrable Securities sought to be registered by all such sellers; and

                             (ii) second, if the number of Registrable
Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number.

                      (g) Selection of Underwriters. If the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders request that such Demand Registration be an underwritten offering, then the Company shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders, which approval shall not be unreasonably withheld or delayed.

                      (h) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 5.01(e) hereof.

Section 5.02   Piggyback Registrations.

                      (a) Right to Piggyback. At any time after the Initial Sale Date, whenever the Company proposes to register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), subject to the conditions set forth herein (including the provisions of Article IV hereof), the Company shall give all Stockholders prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed method of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stock holder given within ten (10) business days of such Stockholder's receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

                      (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities sought to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to Section 5.01, "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers") and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

                             (i) if the Piggyback Registration is an offering on
behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers pro rata in proportion to the Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and

                             (ii) if the Piggyback Registration is an offering
other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number.

                      (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 5.02 and prior to time the registration statement filed in connection with such registration is declared effective, the

Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities, such holders may continue the registration as a Demand Registration. The continuation of such registration shall be counted as a Demand for all Stockholders who continue as participants in such registration.

Section 5.03   Withdrawal Rights.

               Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least five (5) business days prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 5.03, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five
(5) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders pursuant to Section 5.01(e) hereof, (iii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders prior to the effectiveness of the applicable Demand Registration Statement or (iv) in accordance with an election by the holders of the majority of the Registrable

Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence, any Demand withdrawn in accordance with an election by the Demanding holders subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless such Demanding holders reimburse the Company for its reasonable out-of-pocket expenses (but not including any Internal Expenses, as defined below) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority of such Demanding holders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the next preceding sentence.

Section 5.04   Holdback Agreements.

               Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date which the Company has, or in the case of a Demand Registration, the Demanding holders have, notified the Stockholders that it or they intend to commence a public offering through the sixty (60) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto; provided, however, that the Stockholders shall not be obligated to comply with this Section 5.04 on more than one (1) occasion in any nine (9) month period.

Section 5.05   Registration Procedures.

                      (a) Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 5.02(c)) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, in connection therewith, the Company shall as expeditiously as possible:

                             (i) prepare and file with the Commission a
registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its best efforts to cause such registration statement to become effective within ninety (90) days of the date thereof;

                             (ii) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than one hundred and twenty (120) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

                             (iii) before filing with the Commission any such
registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Demanding holders of a majority of the Registrable Securities held by the Demanding holders, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                             (iv) promptly (i) notify and provide copies to each
seller of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threat of any proceedings with respect to any of the foregoing and (ii) use its reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                             (v) furnish to each seller of Registrable
Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

                             (vi) if requested by the managing underwriter or
underwriters of any registration or by the Demanding holders of a majority of the Registrable Securities held by the Demanding holders, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders shall reasonably furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

                             (vii) use its best efforts to register or qualify
such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the holders of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                             (viii) notify each seller of such Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such registration statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                             (ix) cause all such Registrable Securities to be
listed on the New York Stock Exchange and/or any other securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Securities Exchange Act of 1934, as amended, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

                             (x) make available for inspection by any seller of
Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or governmental agency. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that any material information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction or governmental agency, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

                             (xi) use its best efforts to comply with all
applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

                             (xii) use reasonable best efforts to furnish to
each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a comfort letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten Initial Public Offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request; and

                             (xiii) take all such other actions as the holders
of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                      (b) Underwriting. Without limiting any of the foregoing, in the event that any offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Stockholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registrable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall
(x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and
(y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

                      (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.05(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.05(a)(viii) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the one hundred twenty (120)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.05(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 5.06   Registration Expenses.

               All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents, if any, in connection therewith), all printing and copying expenses, all "road show" expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents, if any, in connection therewith (excluding discounts and commissions), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration

Expenses") shall be borne by the Company; provided, however, that all underwriting discounts and commissions allocable to each Stockholder selling Registrable Securities shall be borne by such Stockholder. The Company shall be responsible for the fees and expenses of one (1) legal counsel retained by all of the Stockholders in the aggregate in connection with the sale of Registrable Securities. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents or experts retained by the Stockholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "Internal Expenses").

Section 5.07   Indemnification.

                      (a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, members, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by or on behalf of such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

                      (b) By Stockholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish, or cause to be furnished, to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such an other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by or on behalf of such holder; provided, however, that each holder's obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, with no such holder being liable to the Company in excess of the net amount received by such holder from the sale of Registrable Securities.

                      (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

                      (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

                      (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

                      (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Stock holder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.


                                   ARTICLE VI

                              Co-Investment Rights

Section 6.01   Preemptive Rights.

               If, prior to the consumation of the Initial Public Offering, the Company proposes to issue and sell shares of Company capital stock to any Person, including, without limitation, any other Stockholder, each Stockholder shall have the right to purchase from the Company a number of shares of Company capital stock sufficient to maintain following such transaction the same proportionate interest in the shares of Company Common Stock or Company Preferred Stock, as the case may be, as immediately prior to such transaction. Such purchase by each Stockholder shall be on the same terms and conditions as such purchase by such Person. Each such issuance and sale to any Person shall be subject to the rights set forth in this Article VI.

Section 6.02   Purchase Rights.

               Each Stockholder hereby agrees that, prior to the Initial Public Offering, the Company may undertake one or more issuances and sales to New World and any other Stock holders of Company Common Stock at the price of $10 per share, subject to such Stockholder's rights under this Article VI. Each Stockholder further hereby acknowledges and agrees that, subject to Section 7.13 hereof, the payment of $10 per share by New World and such other Stockholders shall be conclusive and binding as evidence of the fair market value at such time of the Company Common Stock.

Section 6.03   Notice.

               If, prior to the Initial Public Offering, the Company proposes to issue shares of Company capital stock to any Person, including, without limitation, any other Stockholder, it shall give each Stockholder written notice of such issuance, describing the price and terms upon which the Company intends to issue the same, and the amount of Company capital stock eligible to be purchased by each such Stockholder pursuant to Section 6.01 above. Any revision of any material term of such intended issuance shall require re-notification to each Stockholder and a restarting of the twenty (20) business day period provided in Section 6.04 below.

Section 6.04   Exercise.

               Upon receipt by any Stockholder of the written notice of the Company pursuant to Section 6.03 above, such Stockholder shall have twenty (20) business days during which to exercise the right pursuant to Section 6.01 above to purchase its proportionate share of Company capital stock for the price and upon the terms specified in such notice. If any Stockholder fails to notify the Company of its exercise of such rights within such twenty (20) business day period, such Stockholder shall have no further rights with regard to such purchase by such Person at the price and upon the terms specified in the notice to the Stockholder, subject to Section 6.05 below.

Section 6.05   Limitations.

               If the Company has not sold the shares of Company capital stock identified in the notice given pursuant to Section 6.03 within ninety (90) days following the expiration of the twenty (20) business day period referred to in
Section 6.04 above, the Company shall not thereafter issue or sell any such shares to such Person without also offering the same to each Stockholder in the manner provided above.

Section 6.06   Scope.

               Each Share issued and sold to any Stockholder pursuant to the rights set forth in this Article VI shall be subject to this Agreement; and each certificate representing such Shares shall bear substantially the legend set forth in Section 7.01 hereof.


                                   ARTICLE VII

                                  Miscellaneous

Section 7.01   Legend.

               Each Stockholder agrees that substantially the following legend shall be placed on the certificates representing any Shares owned by it:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH OFFER, TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 28, 1999, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF NEW WORLD PASTA COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. IN ADDITION TO THE FOREGOING RESTRICTION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFER") EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) PURSUANT TO RULE 144 UNDER THE ACT OR (C) UPON RECEIPT BY THE ISSUER OF SUCH SECURITIES OF AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASON ABLY SATISFACTORY TO SUCH ISSUER, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

From and after the date of this Agreement, any reference in any legend on any certificate representing any Shares to the Stockholders Agreement shall be deemed for all purposes to refer to this Agreement. The Company agrees to remove the legend on the Shares upon the resale of such Shares in accordance with the terms of this Agreement (other than pursuant to Section
4.01(a)(i)).

Section 7.02   Specific Performance.

               Each Stockholder acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Each Stockholder hereby agrees that in addition to any other remedy to which such non-breaching parties may be entitled at law or in equity, each such party shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

Section 7.03   Headings.

               The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

Section 7.04   Entire Agreement.

               This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including, without limitation, the Recapitalization Agreement.

Section 7.05   Proxy.

               For so long as this Agreement is in effect, if any Stockholder that has agreed to vote such Stockholder's Shares pursuant to and in accordance with this Agreement fails or refuses to do so, then, without further action by such Stockholder, each other such Stockholder shall have an irrevocable proxy coupled with an interest to vote such Stockholder's Shares in accordance with this Agreement, and each such Stockholder hereby grants to each other such Stockholder such irrevocable proxy coupled with an interest.

Section 7.06   Notices.

               All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                      If to the Company:

                      New World Pasta Company
                      100 Crystal A. Drive
                      Hershey, Pennsylvania  17033-0810
                      Attention:  General Counsel

                      with copies to:

                      Joseph, Littlejohn & Levy
                      450 Lexington Avenue
                      New York, New York 10017
                      Facsimile (212) 286-8626
                      Attention: David Y. Ying

                      and

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      One Rodney Square
                      P.O. Box 636
                      Wilmington, Delaware 19899
                      Facsimile (302) 651-3001
                      Attention:  Robert B. Pincus, Esq.

                      If to New World:

                      c/o Joseph, Littlejohn & Levy
                      450 Lexington Avenue
                      New York, New York 10017
                      Facsimile (212) 286-8626
                      Attention: David Y. Ying

                      with copies to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      One Rodney Square
                      P.O. Box 636
                      Wilmington, Delaware 19899
                      Facsimile (302) 651-3001
                      Attention:  Robert B. Pincus

                      If to Miller Pasta or any member thereof:

                      c/o Miller Milling Company
                      800 Grain Exchange Building
                      Minneapolis, Minnesota 55415
                      Facsimile (612) 332-0810
                      Attention:  John Miller

                      with copies to:

                      Maslon, Edelman, Borman & Brand, LLP
                      3300 Norwest Center
                      90 South Seventh Street
                      Minneapolis, Minnesota  55402
                      Facsimile:  (612) 672-8397
                      Attention:  Larry A. Koch

                      If to Hershey:

                      In care of Hershey Foods Corporation
                      100 Crystal A. Drive
                      Hershey, Pennsylvania  17033
                      Facsimile:  (717) 534-7873
                      Attention:  William F. Christ
                                  Robert M. Reese, Esq.

                      with copies to:

                      Kirkland & Ellis
                      Citicorp Center
                      153 East 53rd Street
                      New York, New York  10022
                      Facsimile:  (212) 446-4900
                      Attention:  Glen E. Hess, P.C.

Section 7.07   Applicable Law.

               The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of law. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER; AND ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK CITY, NEW YORK (INCLUDING REASONABLE DISCOVERY AS DETERMINED BY THE ARBITRATOR) AND THE ORDER OF SUCH ARBITRATORS SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PARTIES HERETO AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING JURISDICTION OVER THE PARTIES.

Section 7.08   Severability.

               The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such clause or provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 7.09   Successors; Assigns; Third-Party Beneficiaries.

               The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the rights or obligations of any Stockholder hereunder may be assigned, except in connection with the Transfer by a Stockholder of Shares to a Permitted Transferee in accordance with
Section 4.01. Any such attempted assignment in contravention of this Agreement shall be void and of no effect. This Agreement is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

Section 7.10   Amendments.

               This Agreement may not be amended, modified or supplemented other than in a writing signed by the Company and the holders of at least a majority of the Shares then subject to this Agreement; provided that no such amendment, modification or supplement hereto that; adversely affects any Stockholder shall be enforceable against or effective with respect to such Stockholder without such Person's prior written consent.

Section 7.11   Waiver.

               Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 7.12   Counterparts.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

Section 7.13   Recapitalization.

               In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Company Common Stock or Company Preferred Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Company Common Stock or Company Preferred Stock or any other change in the Company's capital structure, appropriate adjustments shall be made to the terms hereof if necessary to fairly and equitably preserve the original rights and obligations of the parties hereto under this Agreement.

Section 7.14   Term.

               The term of this Agreement (the "Term") shall begin as of the date first written above and terminate on the tenth anniversary of such date.



                            [SIGNATURE PAGES FOLLOW]

                      IN WITNESS WHEREOF, this Stockholders Agreement has been duly executed and delivered by or on behalf of each of the undersigned as of the date first above written.

                             NEW WORLD PASTA COMPANY


                             By: /s/ C. Mickey Skinner
                                 -----------------------------------------------
                                 Name:  C. Mickey Skinner
                                 Title: Chairman, Chief Executive Officer
                                        and Director


                             NEW WORLD PASTA, LLC


                             By: /s/ David Y. Ying
                                 -----------------------------------------------
                                 Name:  David Y. Ying
                                 Title: President


                             MILLER PASTA, LLC


                             By: /s/ John C. Miller
                                 -----------------------------------------------
                                 Name:  John C. Miller
                                 Title: President


                             HERSHEY CHOCOLATE & CONFECTIONERY
                             CORPORATION


                             By: /s/ Burton H. Snyder
                                 -----------------------------------------------
                                 Name:  Burton H. Snyder
                                 Title: Vice president

                             FOR PURPOSES OF SECTIONS 2.02(c) AND 4.01(c) ONLY

                             /s/  C. Mickey Skinner
                             ___________________________________________________
                             C. Mickey Skinner


                             FOR PURPOSES OF SECTIONS 2.02(c) AND 4.01(c) ONLY

                             /s/  John C. Miller
                             ___________________________________________________
                             John C. Miller


                             FOR PURPOSES OF SECTIONS 2.02(c) AND 4.01(c) ONLY


                             /s/  Michael L. Snow
                             ___________________________________________________
                             Michael L. Snow


                             FOR PURPOSES OF SECTIONS 2.02(c) AND 4.01(c) ONLY Miller Milling Company


                             By: /s John C. Miller
                             ___________________________________________________
                                 Name:  John C. Miller
                                 Title: Chief Executive Officer

                                                                       EXHIBIT A

                                Miller Pasta LLC
                              Members and Interests


Member's  Name and Address                                         Units

1.      Miller Milling Company                                   7,400*
        #880 Grain Exchange Building
        301 Fourth Avenue South
        Minneapolis, MN  55415

2.      C. Mickey Skinner                                        600
        6975 Green Tree Drive
        Naples, Florida 34108

3.      Michael L. Snow                                          70
        2649 Arcola Lane
        Wayzata, MN  55391

4.      Laurie Snow                                              70
        2649 Arcola Lane
        Wayzata, MN  55391

5.      Michael L. Snow 1995                                     70
        Irrevocable Trust F/B/O
        Zachery Robert Snow
        81 Tingler Lane
        Marathon, FL  33050

6.      Michael L. Snow 1995                                     70
        Irrevocable Trust F/B/O
        Kara Glenn Snow
        81 Tingler Lane
        Marathon, FL  33050



--------

* Of these Units, 2,100 are owned indirectly by Michael L. Snow and 2,160 are owned indirectly by John C. Miller

7.      Michael L. Snow 1995                                     70
        Irrevocable Trust F/B/O
        Britni Jean Snow
        81 Tingler Lane
        Marathon, FL  33050

8.      Philip Heasley                                           1,000
        601 Second Avenue South
        Minneapolis, MN  55402

9.      John Dennis                                              1,000
        14 Bello Drive
        Edina, MN  55439

10.     Frank B. Bennett 1987                                    250
        Revocable Trust
        821 Marquette Avenue South
        Minneapolis, MN  55402

11.     Winwood Holdings Ltd.                                    334
        1880 505 Burrard Street
        Vancouver, BC, Canada
        V7X 1M6

12.     Hermitage Holdings Ltd.                                  166
        1880 505 Burrard Street
        Vancouver, BC, Canada
        V7X 1M6

13.     Robinson's Bay Partners                                  450
        2800 Piper Tower
        222 South 9th
        Minneapolis, MN  55402

14.     Donaldson Lufkin Jenrette F/B/O                          50
        Peter B. Sullivan
        One Pershing Plaza
        Jersey City, NJ  07399

15.     LIT, LLC                                                 100
        471 Bighorn Drive
        Chanhassen, MN  55317

16.     Bluestem Capital Co.                                     2,000
        (Carrier Pasta, LLC)
        122 S. Phillips Avenue
        Suite 300
        Sioux Falls, SD  57104

17.     EFO Co-Investment Partners                               400
        2626 Cole Avenue
        Suite 700
        Dallas, TX  75204

18.     World Pasta Partners, LP                                 3,600
        2626 Cole Avenue
        Suite 700
        Dallas, TX  75204

19.     Peter Snow and Betsy Snow                                100
        834 Mendocino Avenue
        Berkley, CA  94707

20.     Gary Benson                                              100
        2925 Dean Parkway
        Minneapolis, MN  55416

21.     Gregory LeMond                                           100
        3000 Willow Drive
        Medina, MN  55340

22.     Greg Hoefner                                             20
        880 Grain Exchange Building
        Minneapolis, MN 55415

23.     Merlyn Hoefner                                           50
        880 Grain Exchange Building
        Minneapolis, MN 55415

24.     Glenn Snow                                               100
        880 Grain Exchange Building
        Minneapolis, MN 55415

                                                                       EXHIBIT B



                                        Column A                      Column B
                                       Shares of                     Shares of
Name of                              Company Common              Company Preferred
Stockholder                         Stock Owned (#)               Stock Owned (#)
-----------                         ---------------               ---------------

New World                               4,167,869                    100,636.31
Miller Pasta                              532,131                     12,848.69
Hershey                                   300,000


                                       B-1